Exhibit 99.1

MasterCard Incorporated Reports

First-Quarter 2012 Financial Results

•	First-quarter diluted earnings per share of $5.36, up 25%

•	First-quarter net revenue increase of 17%, to $1.8 billion

•	First-quarter gross dollar volume up 18% and purchase volume up 17%

Purchase, NY, May 2, 2012 – MasterCard Incorporated (NYSE: MA) today announced financial results for the first quarter of 2012. The company reported net income of $682 million, up 21%, and earnings per diluted share of $5.36, up 25%, in each case versus the year-ago period.

Net revenue was $1.8 billion, a 17% increase versus the same period in 2011. On a constant currency basis, net revenue increased 19% compared to the same period in 2011. Net revenue growth was driven by the impact of the following:

•	An increase in cross-border volumes of 18%;

•	An 18% increase in gross dollar volume on a local currency basis, to $849 billion; and

•	An increase in processed transactions of 29%, to 7.7 billion.

These factors were partially offset by an increase in rebates and incentives primarily due to new and renewed agreements and increased volumes.

Worldwide purchase volume during the quarter was up 17% on a local currency basis versus the first quarter of 2011, to $629 billion. As of March 31, 2012, the company’s customers had issued 1.8 billion MasterCard and Maestro-branded cards.

“We had a good start to the year with solid first quarter results driven by an increase in processed transactions, the highest quarterly growth rate since our IPO, as well as positive volume growth in all regions as consumers continue to adopt electronic payments,” said Ajay Banga, MasterCard president and chief executive officer. “We are leveraging opportunities around the world. In the U.S., we have significantly improved our position in debit and now have the capability to process transactions on about half of all U.S. debit cards. Outside of the U.S., the acquisitions of DataCash and Access Prepaid Worldwide are delivering growth, both showing roughly 25% operational increases.”

Total operating expenses increased 14%, to $758 million, during the first quarter of 2012 compared to the same period in 2011. Excluding the impact of foreign currency, operating expenses grew 15%. The increase was primarily driven by higher general and administrative expenses. Excluding the acquisition of Access Prepaid, net revenue grew approximately 16% and operating expenses grew approximately 9%.

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MasterCard’s effective tax rate was 31.8% in the first quarter of 2012, versus a rate of 32.8% in the comparable period in 2011. The decrease was primarily due to a more favorable geographic mix of earnings this year.

During the first quarter of 2012, MasterCard repurchased 652,500 shares at a cost of approximately $248 million. Quarter-to-date through April 26, the company repurchased an additional 112,300 shares of class A common stock at a cost of approximately $49 million, with $556 million remaining under the current repurchase program authorization.

First-Quarter Financial Results Conference Call Details

At 9:00 a.m. ET today, the company will host a conference call to discuss its first-quarter results. The dial-in information for this call is 800-706-7749 (within the U.S.) and 617-614-3474 (outside the U.S.) and the passcode is 30182060. A replay of the call will be available for one week following the meeting. The replay can be accessed by dialing 888-286-8010 (within the U.S.) and 617-801-6888 (outside the U.S.) and using passcode 62437128.

The live call and the replay, along with supporting materials, can also be accessed through the Investor Relations section of the company’s website at mastercard.com.

About MasterCard Incorporated

MasterCard (NYSE: MA), www.mastercard.com, is a global payments and technology company. It operates the world’s fastest payments processing network, connecting consumers, financial institutions, merchants, governments and businesses in more than 210 countries and territories. MasterCard’s products and solutions make everyday commerce activities – such as shopping, traveling, running a business and managing finances – easier, more secure and more efficient for everyone. Follow us on Twitter @MasterCardNews, join the discussion on the Cashless Conversations Blog and subscribe for the latest news.

Forward-Looking Statements

Statements in this press release which are not historical facts, including statements about MasterCard’s plans, strategies, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made. Accordingly, except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.

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Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the company’s filings with the Securities and Exchange Commission (SEC), including the company’s Annual Report on Form 10-K for the year ended December 31, 2011, the company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that have been filed with the SEC during 2012, as well as reasons including difficulties, delays or the inability of the company to achieve its strategic initiatives set forth above. Factors other than those listed above could also cause the company’s results to differ materially from expected results.

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Contacts:

Investor Relations: Barbara Gasper, investor_relations@mastercard.com, 914-249-4565

Media Relations: Jim Issokson, james_issokson@mastercard.com, 914-249-6286

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MASTERCARD INCORPORATED

CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2012	2011
	(in millions, except per share data)
Revenues, net	$1,758	$1,501
Operating Expenses
General and administrative	579	494
Advertising and marketing	125	129
Depreciation and amortization	54	42

Total operating expenses	758	665

Operating income	1,000	836
Other Income (Expense)
Investment income	9	12
Interest expense	(6)	(10)
Other income (expense), net	(4)	(2)

Total other income (expense)	(1)	—

Income before income taxes	999	836
Income tax expense	318	274

Net income	681	562
Loss attributable to non-controlling interests	1	—

Net Income Attributable to MasterCard	$682	$562

Basic Earnings per Share	$5.38	$4.31

Basic Weighted Average Shares Outstanding	127	130

Diluted Earnings per Share	$5.36	$4.29

Diluted Weighted Average Shares Outstanding	127	131

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MASTERCARD INCORPORATED

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	March 31,	December 31,
	2012	2011
	(in millions, except share data)
ASSETS
Cash and cash equivalents	$3,684	$3,734
Investment securities available-for-sale, at fair value	1,457	1,215
Accounts receivable	812	808
Settlement due from customers	654	601
Restricted security deposits held for customers	649	636
Prepaid expenses and other current assets	510	404
Deferred income taxes	347	343

Total Current Assets	8,113	7,741
Property, plant and equipment, at cost, net	450	449
Deferred income taxes	93	88
Goodwill	1,042	1,014
Other intangible assets, net of accumulated amortization	682	665
Other assets	751	736

Total Assets	$11,131	$10,693

LIABILITIES AND EQUITY
Accounts payable	$274	$360
Settlement due to customers	625	699
Restricted security deposits held for customers	649	636
Accrued litigation	770	770
Accrued expenses	1,575	1,610
Other current liabilities	199	142

Total Current Liabilities	4,092	4,217
Deferred income taxes	112	113
Other liabilities	548	486

Total Liabilities	4,752	4,816
Commitments and Contingencies
Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000,000,000 shares, 133,142,745 and 132,771,392 shares issued and 121,345,076 and 121,618,059 outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200,000,000 shares, 5,146,301 and 5,245,676 issued and outstanding, respectively	—	—
Additional paid-in-capital	3,546	3,519
Class A treasury stock, at cost, 11,797,669 and 11,153,333 shares, respectively	(2,642)	(2,394)
Retained earnings	5,389	4,745
Accumulated other comprehensive income (loss)	78	(2)

Total Stockholders’ Equity	6,371	5,868
Non-controlling interests	8	9

Total Equity	6,379	5,877

Total Liabilities and Equity	$11,131	$10,693

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MASTERCARD INCORPORATED

CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
	2012	2011
	(in millions)
Operating Activities
Net income	$681	$562
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54	42
Share-based payments	18	15
Stock units withheld for taxes	(38)	(32)
Tax benefit for share-based compensation	(33)	(7)
Deferred income taxes	(14)	55
Other	9	6
Changes in operating assets and liabilities:
Accounts receivable	7	(2)
Settlement due from customers	(43)	122
Prepaid expenses	(53)	60
Obligations under litigation settlements	—	(150)
Accounts payable	(88)	8
Settlement due to customers	(88)	(259)
Accrued expenses	1	(132)
Net change in other assets and liabilities	14	67

Net cash provided by operating activities	427	355

Investing Activities
Purchases of investment securities available-for-sale	(398)	(15)
Purchases of property, plant and equipment	(12)	(10)
Capitalized software	(39)	(15)
Proceeds from sales of investment securities available-for-sale	43	10
Proceeds from maturities of investment securities available-for-sale	111	15
Proceeds from maturities of investment securities held-to-maturity	—	150
Investment in nonmarketable equity investments	(7)	—

Net cash (used in) provided by investing activities	(302)	135

Financing Activities
Purchases of treasury stock	(248)	(654)
Dividends paid	(19)	(20)
Tax benefit for share-based compensation	33	7
Cash proceeds from exercise of stock options	14	2

Net cash used in financing activities	(220)	(665)

Effect of exchange rate changes on cash and cash equivalents	45	62

Net decrease in cash and cash equivalents	(50)	(113)
Cash and cash equivalents - beginning of period	3,734	3,067

Cash and cash equivalents - end of period	$3,684	$2,954

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MASTERCARD INCORPORATED OPERATING PERFORMANCE

	For the 3 Months ended March 31, 2012
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Accounts (Mil.)	Cards (Mil.)	Acceptance Locations (Mil.)
All MasterCard Credit, Charge and Debit Programs
APMEA	$223	25.1%	23.6%	$151	23.6%	1,551	$72	23.6%	525	315	341	10.0
Canada	29	8.3%	10.0%	26	12.0%	289	3	-5.4%	6	40	49	1.0
Europe	242	13.3%	18.5%	172	14.4%	2,359	70	30.3%	421	230	246	9.5
Latin America	72	16.4%	23.1%	44	29.0%	742	28	15.0%	173	110	134	4.7

Worldwide less United States	566	17.8%	20.6%	393	19.1%	4,941	172	24.0%	1,125	696	770	25.2
United States	283	14.0%	14.0%	236	13.2%	4,178	48	18.3%	302	279	312	8.6

Worldwide	849	16.5%	18.3%	629	16.8%	9,120	220	22.7%	1,426	975	1,082	33.9
MasterCard Credit and Charge Programs
Worldwide less United States	374	17.8%	19.7%	319	19.2%	3,582	56	23.0%	228	465	527
United States	131	7.2%	7.2%	124	8.2%	1,458	7	-8.4%	7	147	176

Worldwide	506	14.8%	16.2%	443	15.9%	5,039	63	18.4%	234	612	703
MasterCard Debit Programs
Worldwide less United States	191	17.8%	22.2%	75	18.7%	1,360	117	24.6%	897	230	243
United States	152	20.7%	20.7%	111	19.4%	2,721	41	24.5%	295	132	136

Worldwide	343	19.1%	21.6%	186	19.1%	4,081	157	24.6%	1,192	362	379

	For the 3 Months ended March 31, 2011
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Accounts (Mil.)	Cards (Mil.)
All MasterCard Credit, Charge and Debit Programs
APMEA	$178	27.4%	20.1%	$120	21.5%	1,295	$58	17.2%	407	277	303
Canada	27	12.4%	6.4%	24	7.1%	257	3	1.2%	5	39	47
Europe	214	15.5%	15.2%	158	12.7%	2,015	56	22.7%	341	202	217
Latin America	62	26.9%	19.9%	36	25.0%	605	26	13.7%	163	101	124

Worldwide less United States	480	20.9%	17.0%	337	16.5%	4,172	144	18.2%	916	619	691
United States	248	5.9%	5.9%	208	7.4%	3,645	40	-1.2%	254	264	297

Worldwide	729	15.3%	13.0%	545	12.9%	7,817	184	13.3%	1,170	882	988
MasterCard Credit and Charge Programs
Worldwide less United States	318	17.2%	13.0%	272	15.2%	3,071	46	1.7%	183	443	504
United States	123	4.9%	4.9%	115	4.9%	1,370	8	4.8%	7	142	170

Worldwide	441	13.5%	10.6%	387	11.9%	4,441	54	2.1%	190	585	675
MasterCard Debit Programs
Worldwide less United States	163	28.8%	25.7%	65	22.4%	1,100	98	28.0%	733	176	186
United States	126	7.0%	7.0%	93	10.7%	2,276	33	-2.5%	247	122	127

Worldwide	288	18.3%	16.8%	158	15.2%	3,376	130	18.7%	980	298	313

APMEA = Asia Pacific / Middle East / Africa

Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year-ago period

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Footnote

The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions, accounts, cards and acceptance locations on a regional and global basis for MasterCard®-branded and MasterCard Electronic™-branded cards. Growth rates over prior periods are provided for volume-based data.

Debit transactions on Maestro® and Cirrus®-branded cards, Mondex® transactions and transactions involving brands other than MasterCard are not included in the preceding tables.

For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with MasterCard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements obtained with MasterCard-branded cards for the relevant period. The number of cards includes virtual cards, which are MasterCard-branded payment accounts in connection with which functional cards are not generally issued. Acceptance locations include merchant locations, ATMs and other locations where cash may be obtained.

The MasterCard payment product is comprised of credit, charge and debit programs, and data relating to each type of program is included in the tables. Debit programs include MasterCard-branded debit programs where the primary means of cardholder validation at the point of sale is for cardholders either to sign a sales receipt or enter a PIN. The tables include information with respect to transactions involving MasterCard-branded cards that are not processed by MasterCard and transactions for which MasterCard does not earn significant revenues.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which MasterCard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. MasterCard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of foreign currencies against the U.S. dollar in calculating such rates of change.

The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by MasterCard customers and is subject to verification by MasterCard and partial cross-checking against information provided by MasterCard’s transaction processing systems. The data set forth in the accounts and cards columns is provided by MasterCard customers and is subject to certain limited verification by MasterCard. A portion of the data set forth in the accounts and cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. In order to provide a true indication of how broadly our cards can be used, MasterCard seeks to provide the most accurate acceptance figures possible and to maintain that MasterCard acceptance is unsurpassed worldwide by periodically validating our results with third parties. The data set forth in the acceptance locations column is derived through a proprietary methodology designed to minimize the impact of multiple acquiring in certain markets. This data is based on information provided by our customers and other third parties and is subject to certain limited verification by MasterCard and partial cross-checking against information provided by MasterCard’s transaction processing systems. All data is subject to revision and amendment by MasterCard’s customers subsequent to the date of its release.

Performance information for prior periods can be found in the “Investor Relations” section of MasterCard’s website at www.mastercard.com.

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